                                                                   Exhibit 10.32

                             SECURED PROMISSORY NOTE


$641,582.63                                            Pittsburgh, Pennsylvania

                                                     Dated as of April 26, 2001


         FOR VALUE RECEIVED, the undersigned, WILLIAM GUTTMAN ("Borrower"), promises to pay to the order of PRINTCAFE, INC., a Delaware corporation (the "Company"), the principal sum of Six Hundred Forty One Thousand Five Hundred Eighty Two and 63/100 Dollars ($641,582.63) with interest from the date hereof on the unpaid balance as specified herein. The entire unpaid balance of principal and interest shall be immediately due and payable, without notice, on the earlier to occur of (1) October 5, 2001, (2) breach of the Pledge Agreement dated the date hereof between the Company and Borrower, or (3) a date specified in a written notice provided by Borrower to the Company setting forth a date for repayment at least five business days after the date of such notice.

         The interest rate on this note shall be an annual rate of interest equal to four and 58/100 percent (4.58%) compounded semiannually. Interest shall be computed on the basis of a year of 365 days and the actual number of days elapsed, except that interest shall not be computed on the day of full repayment of this note. Interest not paid when due shall earn interest at the rate specified above.

         If payment is not made when due, and if action is instituted on this note, the undersigned agrees to pay Payee reasonable attorneys' fees and costs of suit, as fixed by court in connection with the collection of the outstanding amounts due under this note.

         The undersigned shall have the right to prepay all or any part of the unpaid principal amount of this note, without premium, at any time prior to the maturity hereof.

         This note is originally secured by a pledge of shares of Common Stock and Series A Preferred Stock of the Company pursuant to a Pledge Agreement dated November 8, 1999, as amended of even date herewith, which is on file with the Secretary of the Company.

         If one or more of the provisions hereof shall be declared or held to be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby and any such declaration or holding shall not invalidate or render unenforceable such provision in any other jurisdiction.

         In case this note shall become mutilated or defaced, or be destroyed, lost or stolen, the Borrower shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced note, or in lieu of and in substitution for the destroyed, lost or stolen note. In the case of a mutilated or defaced note, the Company shall surrender such note to the Borrower. In the case of any destroyed, lost or stolen note, the Company shall furnish to the Borrower evidence to its satisfaction of the destruction, loss or theft of such note.

         Notwithstanding any provision to the contrary in the Note or any other loan document evidencing or securing payment of the Note, Borrower shall not be personally liable for the payment of any portion of the indebtedness evidenced by the Note or any other document securing the loan. The Company's sole recourse shall be to the Shares, as defined in that certain Pledge Agreement between Borrower and the Company of even date herewith.

         This note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to Pennsylvania choice of law provisions.

         IN WITNESS WHEREOF, the undersigned has signed, dated and delivered this note as of the date and year first above written.


                                             /s/ WILLIAM GUTTMAN
                                             -------------------------------
                                             WILLIAM GUTTMAN



                                       2